EXHIBIT 10.1

Approved by the Board of Directors on August 18, 2009

AMENDMENT NUMBER 7

to the

VANGUARD HEALTH SYSTEMS, INC.
2004 STOCK INCENTIVE PLAN

            The first sentence of Section 3 of the above-referenced Plan is deleted in its entirety and replaced with the following new sentence:

                        “The total number of Shares which may be issued under the Plan is 145,611.”